SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) February 3, 1997




                            HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     1-5664
                            (Commission File Number)

                                   53-0085950
                     (I.R.S. Employer Identification Number)


                  10400 Fernwood Road, Bethesda, Maryland 20817
               (Address of Principle Executive Offices) (Zip Code)



        Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)





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Item 5.  Other Events

On February 3, 1997, the Registrant reported a preliminary 1996 Earnings Before Interest Expense, Taxes, Depreciation and Amortization and other non-cash items ("EBITDA") of approximately $442 million, a 42% increase over its 1995 full year results of $311 million. Revenues for the year are expected to increase by approximately 51% to $732 million from $484 million in 1995. Host Marriott Corporation stated that it will report fiscal year 1996 comprehensive results of operations in early March. A copy of the press release is included as an exhibit.

Item 7.  Financial Statements and Exhibits

         (c)  99.1 News Release dated February 3, 1997.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Host Marriott Corporation

                                     By:    /s/ Donald D. Olinger
                                        -------------------------
                                      Donald D. Olinger
                                      Senior Vice President and
                                      Corporate Controller

February 3, 1997


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